MICRO COMPONENT TECHNOLOGY, INC.

                                    FORM 10-Q
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                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                             COMMON EQUIVALENT SHARE
                      (In thousands, except per share data)

                                                                           THREE MONTHS ENDED
                                                                    -------------------------------

PRIMARY                                                             SEPT. 28, 1996   SEPT. 30, 1995
------------------------------------------------------------------  --------------   --------------
Income (loss) from continuing operations                                $(1,128)        $ 1,001
Income from discontinued operations                                         --              474
                                                                        -------         -------
Net income (loss) - primary
                                                                        $(1,128)        $ 1,475
                                                                        =======         =======

   Weighted average number of shares outstanding during the period        7,020           5,596
   Shares issuable on exercise of stock options and warrants
     less shares repurchaseable from the proceeds                           --              266
   Shares issuable on conversion of redeemable preferred stock              316             316
                                                                        -------         -------

Common and common equivalent shares - primary                             7,336           6,178
                                                                        =======         =======

Income (loss) per share from continuing operations                      $  (.15)        $   .16

Income per share from discontinued operations                               --              .08
                                                                        -------         -------

Net income (loss) per common share - primary                            $   .15)        $   .24
                                                                        =======         =======


FULLY DILUTED:
------------------------------------------------------------------

Income (loss) from continuing operations                                $(1,128)        $ 1,001
Income from discontinued operations                                         --              474
                                                                        -------         -------
Net income (loss) - fully diluted
                                                                        $(1,128)        $ 1,475
                                                                        =======         =======

   Common and common equivalent shares - primary                          7,336           6,178
   Shares issuable on exercise of stock options and warrants
     less shares repurchaseable from the proceeds                           --               64
                                                                        -------         -------

Common and common equivalent shares - fully diluted                       7,336           6,242
                                                                        =======         =======

Income (loss) per share from continuing operations                      $  (.15)        $   .16

Income per share from discontinued operations                               --              .08
                                                                        -------         -------

Net income (loss) per common share - fully diluted                      $  (.15)        $   .24
                                                                        =======         =======
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